Exhibit 10.3

HOLDBACK ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is made as of December 15, 2010 by and among China Growth Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), with its address at Jing Gen Industrial Park, #10 Gangkouerlu Road, Du Ruan Town, Jiangmen City, Guangdong Province, China, Anslow & Jaclin, LLP, with its address at 195 Route 9 South, Manalapan, New Jersey 07726 (the “Escrow Agent”), and Access America Investments, LLC (the “Investor Representative”).  All capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned them in the Subscription Agreement, between the Company and each investor signatory thereto (collectively, the “Investors”), dated December 15, 2010 (the “Subscription Agreement”).

W I T N E S S E T H:

WHEREAS, the Company intends to effect a Share Exchange with Wealth Environmental Protection Group, Inc., a company incorporated under the laws of the British Virgin Islands (“Wealth Environmental Protection”). The closing of the Share Exchange is conditioned upon all of the conditions of the Offering (defined below) being met, and the Offering is conditioned upon the closing of the Share Exchange. Wealth Environmental Protection owns 100% of the issued and outstanding capital stock of Wealth Environmental Technology Holding Ltd. (“Wealth Environmental Technology”), a company incorporated under the laws of Hong Kong. Wealth Environmental Technology in turn holds all of the issued and outstanding stock of Jiangmen Huiyuan Environmental Protection Technology Consultancy Co., Ltd (“Jiangmen Huiyuan”), a company incorporated under the laws of the People’s Republic of China (“PRC”), which controls Jiangmen Wealth Water Purifying Agent Co., Ltd. (“Jiangmen Wealth Water”), a company organized under the laws of the People’s Republic of China by a series of contractual agreements and arrangements with Jiangmen Wealth Water and/or its shareholders. As a result of the Share Exchange, Wealth Environmental Protection, Wealth Environmental Technology and Jiangmen Huiyuan will become the wholly owned subsidiaries of the Company;

WHEREAS, as soon as practicable following the Share Exchange and the Offering, the Company shall take any action required to be taken pursuant to any applicable laws and the Company’s Memorandum and Articles of Association, as amended to effectuate a 1:1.42610714 Reverse Split of the Company’s issued and outstanding ordinary shares as of the closing of the Share Exchange and the Offering.  Hereinafter, unless indicated otherwise, all references to the preference shares and ordinary shares are based upon a post-Reverse Split basis;

WHEREAS, the Company desires to offer and sell units in a private offering (the “Offering”) (each, a “Unit,” and collectively, the “Units”) at a price of $30.00 per Unit (the “Purchase Price”) for aggregate gross proceeds of a minimum of $6,500,000 (the “Minimum Offering”) and up to a maximum of $10,000,000 (the “Maximum Offering”), which Offering is being made on an “all-or-none” basis with respect to the Minimum Offering and a “best efforts” basis with respect to the Maximum Offering;

WHEREAS, each Unit consists of the following securities on a post-Reverse Split basis: (i) two (2) shares of the Company’s Class A 6% convertible preference shares (the “Preference Share”)  with each Preference Share convertible into five (5) shares of the Company’s ordinary shares (the “Ordinary Shares”) for a total of ten (10) Ordinary Shares, and  (ii) a warrant (the “Warrant”) to purchase five (5) shares of the Company’s Ordinary Share (the “Warrant Shares”) at a per share exercise price of $4.50. The “Preference Shares,” “Warrants” and “Warrant Shares” are collectively referred to as the “Securities.” The Securities sold in this Offering will not be registered under the Securities Act (as hereinafter defined) in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The minimum investment per Subscriber is One Thousand (1,000) Units or $30,000, although the Company in its sole discretion may accept subscriptions of a lesser amount; and

WHEREAS, the Company proposes to establish an escrow account (the “Escrow Account”), which shall include (i) ten percent (10%) of the Offering proceeds as the New Board (as defined below) holdback described in Section 4.1 hereof (the “New Board Holdback”), and (ii) $1,500,000 of the Offering proceeds as the Chief Financial Officer holdback described in Section 4.2 hereof  (the “Chief Financial Officer Holdback” and together with the New Board Holdback, the “Escrow Amount”), to be held in escrow, and administered and distributed in accordance with Section 4 of this Agreement; and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Investors have appointed the Investor Representative as such Investors’ representative to act on their collective behalf with respect to this Agreement and all amendments thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Appointment of Escrow Agent. The Company and Investor Representative hereby appoint the Escrow Agent as escrow agent to act in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to establish the Bank Account (as defined below) on the terms and subject to the conditions hereinafter set forth.

2.    Establishment of the Bank Account.  The Escrow Agent shall establish an interest-bearing bank account at the branch of the bank selected by the Escrow Agent (the “Bank Account”).  The purpose of the Bank Account is for (a) the deposit of the Escrow Amount by the Company, and (b) the disbursement of collected funds, all as described herein.

3.    Delivery of the Escrow Amount.  The Company hereby directs the Escrow Agent to receive the Escrow Amount to be transferred to it at the Closing and hold and disburse it as provided in this Agreement.  The Escrow Amount shall be held by the Escrow Agent in the Bank Account as follows:

Wachovia Bank NA
800 West Main Street
Freehold, New Jersey 07726
Account No.: 2000013292968
ABA No.: 031201467
Account: Anslow & Jaclin LLP Attorney Trust Account
Reference: China Growth Corporation Holdback Escrow
SWIFT Code PNBPUS33

4.    Disbursements from the Bank Account.

4.1    Pursuant to Section 5.4 of the Subscription Agreement, no later than three (3) months after the Final Closing of the Offering (the “Nomination Period”), the Company shall nominate and effectuate the nomination of a five (5) member Board of Directors, of which a majority shall be independent (as the term is defined for Securities and Exchange Commission purposes and NASDAQ rules and regulations) (the “New Board”). As soon as the Company nominates and effectuates the nomination of the New Board, the Investor Representative shall execute and deliver to the Escrow Agent written instructions to release the New Board Holdback to the Company (“Instructions to Release New Board Holdback”). Within one (1) business day following its receipt of Instructions to Release New Board Holdback (with wire instructions attached), the Escrow Agent shall distribute the New Board Holdback in accordance with such written instructions.

4.2    Pursuant to Section 5.5 of the Subscription Agreement, during the Nomination Period, the Company shall employ an English-speaking Chief Financial Officer who shall have experience with financial reporting companies under the Sarbanes-Oxley Act of 2002 and other federal or state securities laws and shall also meet the approval, which shall not be unreasonably withheld, and requirements of the Investor Representative (a “Qualified CFO”). To secure the hiring of a Qualified CFO, the Company has agreed that the Escrow Amount be held in the Escrow Account until a Qualified CFO has been appointed. Upon the Company’s appointment of a Qualified CFO, the Investor Representative shall execute and deliver to the Escrow Agent written instructions to release the CFO Holdback to the Company (“Instructions to Release CFO Holdback”). Within one (1) Business Day following its receipt of Instructions to Release CFO Holdback (with wire instructions attached), the Escrow Agent shall distribute the CFO Holdback in accordance with such written instructions.

5.    Duration. This Agreement shall terminate upon the disbursement of the entire Holdback Escrow Amount in accordance with Section 4.

6.    Interpleader.  Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Amount, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.  The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent.  If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date.  Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York, New York, and the Escrow Amount in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Amount.

7.    Exculpation and Indemnification of Escrow Agent.

7.1    The Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement.  The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document.  Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.  The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

7.2    The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

7.3    The Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 7.3 shall survive the termination of this Agreement.

7.4    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Amount (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Amount) (an “Order”), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate, provided, that the Escrow Agent shall immediately provide notice to the Company, and the Investor Representative of such Order, and, to the extent permitted under the Order, shall defer compliance with the Order until the Company and the Investor Representative have had an opportunity to dispute, appeal, or otherwise challenge such Order.  If the Escrow Agent complies with any such Order after complying with all other requirements under this Section 7.4, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

7.5    The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), except to the extent that it failed to act reasonably to avoid or restrict the effect of any such occurrence on its duties, obligations, and responsibilities hereunder.

7.6    The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

7.7    When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Amount, unless the Escrow Agent receives written instructions, signed by the Investor Representative which eliminates such ambiguity or uncertainty.

7.8    The Escrow Agent does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Amount incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Amount and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

7.9    The Escrow Agent may generally engage in any kind of business with the Company, the Investor Representative, or any participant in the Offering or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with the Company, the Investor Representative, or any participant in the Offering or any subsidiary or affiliate thereof or may act as trustee, agent or representative of either the foregoing parties or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”).  Without limiting the forgoing, Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to the Company, the Investor Representative, or any participant in the Offering or any subsidiary or affiliate thereof for such Other Activities.

7.10    The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Agent hereunder. The Investor Representative consents to the Escrow Agent in such capacity as legal counsel for the Company and waives any claim that such representation represents a conflict of interest on the part of the Agent. The Company and Investor Representative understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Agreement.

8.    Fees and Expenses. The Escrow Agent shall be entitled to payment in the amount of $2,500 per year for the services rendered hereunder. In addition, the Company agrees to pay the Escrow Agent’s costs and expenses including reasonable attorney’s fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys and all wire fees, packaging and postal fees and expenses (including FedEx).  Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

9.    Resignation of Escrow Agent.  At any time, upon five (5) days’ written notice to the Company, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder.  As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Amount held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the 5-day period following the giving of notice of resignation by the Escrow Agent, the Company shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Amount into the registry of any court having jurisdiction.

10.    Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

11.    Notice.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:

Anslow & Jaclin, LLP
Attn:           Richard I. Anslow, Esq.
    Kristina L. Trauger, Esq.
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

If to the Company:

China Growth Corporation
c/o Jiangmen Wealth Water Purifying Agent Co., Ltd.
                                        Attn:           Mingzhuo Tan
    Chief Executive Officer
Jing Gen Industrial Park
#10 Gangkouerlu Road
Du Ruan Town, Jiangmen City
Guangdong Province, China
Tel: (86)750-395-9988

                      With copies (which shall not constitute notice) to:

Anslow & Jaclin, LLP
Attn:           Richard I. Anslow, Esq.
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Dai & Associates, P.C.
Attn: Shang Dai, Esq.
136-20 38 Avenue, Suite 9F
Flushing, NY 11354
Tel. No.: (718) 888-8880
Fax No.: (718) 888-9270

If to the Investor Representative:

Access America Investments, LLC
800 Town & Country Blvd., Suite 420
Houston, Texas 77024
Attention: Christopher Efird, President

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

12.    Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

13.    Assignment and Modification.  This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement.  No portion of the Escrow Amount shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14.    Applicable Law. This Agreement shall be governed by and construed with the laws of the State of New York applicable to contracts made and to be performed therein.  Any litigation concerning the subject matter of this Agreement shall be exclusively prosecuted in the state or federal courts located in New York, New York, and all parties consent to the exclusive jurisdiction and venue of those courts.

15.    Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

16.    Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

[Signature Page to the Holdback Escrow Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT:

ANSLOW & JACLIN, LLP

By: /s/ Richard I. Anslow
Name: Richard I. Anslow, Esq.
Title:  Managing Partner

COMPANY:

CHINA GROWTH CORPORATION

By: /s/ Mingzhuo Tan
Name: Mingzhuo Tan
Title: Chief Executive Officer

INVESTOR REPRESENTATIVE:

ACCESS AMERICA INVESTMENTS, LLC

By: /s/ Joseph Rozelle
Name: Joseph Rozelle
Title:  Chief Financial Officer